Exhibit 16

      [Helin, Donovan, Trubee & Wilkinson, LLP LETTERHEAD]

                        February 16, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

   We have read the statements made by Matador Acquisition Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report to be filed for the month of February 2007. We agree with such statements made insofar as they relate to our Firm.


                      Very truly yours,

                      /s/ Helin, Donovan, Trubee & Wilkinson, LLP
                      ------------------------------------------
                      Helin, Donovan, Trubee & Wilkinson, LLP